UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2009

First Chester County Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-12870	23-2288763
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 North High Street

West Chester, Pennsylvania 19380

(Address of principal executive offices)

 (484) 881-4000

(Registrant’s telephone number, including area code)

Not Applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01             Entry into a Material Definitive Agreement.

On December 30, 2009, the First National Bank of Chester County (the “Bank”), the wholly-owned subsidiary of First Chester County Corporation (“First Chester”), and Graystone Tower Bank (“Graystone”) entered into a participation agreement (the “Participation Agreement”) pursuant to which Graystone purchased from the Bank $52.5 million in first lien residential real estate and commercial loan participations at a 1.5% discount for purposes of enabling the Bank to satisfy minimum regulatory capital requirements as established by the Office of the Comptroller of the Currency.

The foregoing summary of the terms of the Loan Participation Agreement is qualified in its entirety by reference to the form of Loan Participation Agreement attached as Exhibit C to the Merger Agreement, which was filed as Exhibit 2.1 of First Chester’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 28, 2009, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Participation Agreement by and between the Bank and Graystone (incorporated by reference to Exhibit C of Exhibit 2.1of the Current Report on Form 8-K filed by First Chester on December 28, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2010	FIRST CHESTER COUNTY CORPORATION

	By:	/s/ John A. Featherman, III
	Name:	John A. Featherman, III
	Title:	Chairman, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Participation Agreement by and between the Bank and Graystone (incorporated by reference to Exhibit C of Exhibit 2.1of the Current Report on Form 8-K filed by First Chester on December 28, 2009).